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                                                                   Exhibit 10.19

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                             HEALTH CARE REIT, INC.

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

                        (EFFECTIVE AS OF JANUARY 1, 2001)

                                                                   NOVEMBER 2001




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                                TABLE OF CONTENTS

                                                                   PAGE

PREAMBLE.......................................................      1

ARTICLE I
Definitions....................................................      2

ARTICLE II
Eligibility....................................................      5

ARTICLE III
Benefits.......................................................      5

ARTICLE IV
Vesting........................................................      6

ARTICLE V
Distribution of Benefits.......................................      6

ARTICLE VI
Funding........................................................      9

ARTICLE VII
Plan Administration............................................     10

ARTICLE VIII
Amendment and Discontinuance...................................     12

ARTICLE IX
General Provisions.............................................     12




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                             HEALTH CARE REIT, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE

WHEREAS, Health Care REIT, Inc. desires to provide an enhanced retirement program for selected executives in order to deliver a specified portion of final pay, ensuring a competitive retirement income; and


WHEREAS, the Employee Retirement Income Security Act of 1974 ("ERISA") requires that limits be set on the maximum contributions and benefits which may be made to or paid from a tax-qualified retirement plan on behalf of or to a Participant in such a plan; and

WHEREAS, the Health Care REIT, Inc. 401(k) Profit Sharing Plan and the Health Care REIT, Inc. Money Purchase Pension Plan includes benefit limitations imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code; and


WHEREAS, Health Care REIT, Inc. intends to adopt this nonqualified retirement benefit plan effective January 1, 2001, so that a Participant may accrue benefits that cannot be delivered under the qualified plans due to the limits placed on the benefit amounts by Sections 401(a)(17) and 415 and related sections of the Internal Revenue Code of 1986, as may be amended from time to time; and

NOW, THEREFORE, Health Care REIT, Inc. adopts the Health Care REIT, Inc. Supplemental Executive Retirement Plan ("SERP") for selected executives as chosen by the Compensation Committee of the Board of Directors (the "Participants") for the purpose of delivering a retirement benefit. Health Care REIT, Inc. promises to pay the benefits defined herein to each Participant, or on his or her behalf to his or her heirs, personal representatives or beneficiaries, subject to the terms and conditions specified hereinafter.


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ARTICLE I - DEFINITIONS

1.1 "ACTUARIAL EQUIVALENT" means the present value of the Normal Retirement Benefit or Early Retirement Benefit calculated using a 7.5% interest rate and the 1983 Group Annuity Mortality Table (GAM) (male), or the present value of the projected value of Employer contributions to the Employee's qualified retirement plan accounts using a 7.5% interest rate and the 1983 GAM table (50/50 Blended) to determine the Offset Amount.

1.2 "AVERAGE COMPENSATION" means the average of the three highest Plan Years of salary and bonus compensation considering all Plan Years completed prior to the date of retirement.

1.3 "BENEFICIARY" means any person(s) designated in writing by a Participant to receive payment under the SERP in the event of the Participant's death. In the event the Participant is married at the time of death and has designated no other beneficiary (or if the designated beneficiary has predeceased the Participant), Beneficiary shall mean the participant's spouse. In the event the Participant is not married at death and has designated no beneficiary (or if the designated beneficiary has predeceased the Participant), Beneficiary shall mean the Participant's estate.

1.4      "BOARD OF DIRECTORS" means the Board of Directors of Health Care REIT,
         Inc.

1.5      "CHANGE IN CONTROL" means

         (a) The acquisition in one or more transactions of more than twenty percent (20%) of the Corporation's outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Corporation entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended); or

         (b) Any transfer or sale of substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any merger of consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property; or



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         (c)      Any election of persons to the Compensation Committee of the
                  Board of Directors which causes a majority of the Compensation Committee of the Board of Directors to consist of persons other than "Continuing Directors." For this purpose, those persons who were members of the Compensation Committee of the Board of Directors on May 1, 1995, shall be "Continuing Directors." Any person who is nominated for election as a member of the Board after May 1, 1995, shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Compensation Committee of the Board of Directors is approved or recommended by a majority of the members of the Board (or the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

         (d) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Corporation's Common Stock.

1.6      "CODE" means the Internal Revenue Code of 1986, as amended.

1.7 "COMPENSATION" means a Participant's salary and bonus compensation paid during a Plan Year.

1.8 "COMPENSATION COMMITTEE" means the Compensation Committee appointed by the Board of Directors to act on behalf of Health Care REIT, Inc.

1.9 "EARLY RETIREMENT" means the termination of employment with the Employer or its subsidiaries and affiliates, including voluntary termination, termination by the Employer for any cause, death or disability, prior to Normal Retirement Age.

1.10 "EARLY RETIREMENT BENEFIT" means the reduced monthly benefit a Participant is entitled to receive as determined under Section 3.2 payable at Early Retirement.

1.11 "ELIGIBLE EMPLOYEE" means any Employee who is (or was) among a select group of management or highly compensated employees of Health Care REIT, Inc. and is approved for participation by the Compensation Committee of the Board of Directors.

1.12     "EMPLOYEE" means any individual employed by Health Care REIT, Inc.

1.13 "EMPLOYER" means Health Care REIT, Inc. Such term includes all corporations which comprise a "controlled group of corporations" as defined in Section 414(b) of the Code, of which Health Care REIT, Inc. is a member.



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1.14     "ERISA" means the Employee Retirement Income Security Act of 1974, as
         amended.

1.15 "FORMER EMPLOYEE" means any individual formerly employed by Health Care REIT, Inc.

1.16 "INSTALLMENT PAYMENTS" means a series of equal monthly payments, paid over a period certain equal to the Actuarial Equivalent of the monthly Normal or Early Retirement Benefit as provided in Section 3.2.

1.17 "LUMP SUM" means a single sum payment equal to the Actuarial Equivalent of the monthly Normal or Early Retirement Benefit as provided in
         Section 3.2.

1.18     "NORMAL RETIREMENT AGE" means age 65.

1.19 "NORMAL RETIREMENT BENEFIT" means the monthly benefit a Participant is entitled to receive as determined under Section 3.2 payable at Normal Retirement Age.

1.20 "OFFSET AMOUNT" means the Actuarial Equivalent of the projected value of Employer contributions delivered through the Profit Sharing and Money Purchase Pension Plans at Normal Retirement Age expressed as a monthly benefit payable for life. The projected value of Employer contributions shall be determined using all contributions made on behalf of the Participant for Plan Years completed prior to the date of Retirement and a 7.5% earnings rate compounded annually.

1.21 "PARTICIPANT" means an Eligible Employee who, by reason of his or her responsibilities with Health Care REIT, Inc., is selected by the Compensation Committee to participate in the SERP.

1.22 "PLAN YEAR" means the period beginning on the first day of January and ending on the last day in December within the calendar year.

1.23 "RABBI TRUST" means an employer grantor trust established to hold contributions to the SERP, pursuant to the Trust Agreement, attached as Exhibit A of the SERP.

1.24 "RETIREMENT" means a Participant's termination of employment with Health Care REIT, Inc. on or after his or her Normal Retirement Age.

1.25 "TRUSTEE" means the person(s) or organization designated as the Trustee of the Rabbi Trust.

1.26 "SERP BENEFIT" means an annual lifetime benefit equal to 35% of the Participant's Average Compensation payable at Normal Retirement Age.



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ARTICLE II - ELIGIBILITY

         2.1      ELIGIBILITY

                  Any Eligible Employee of Health Care REIT, Inc. who is selected by the Compensation Committee and approved by the Compensation Committee of the Board of Directors shall be eligible to participate in the SERP.

         2.2      TIME OF PARTICIPATION

                  Once selected, the Eligible Employee will become a Participant and begin accruing benefits at the time specified by the Compensation Committee.

ARTICLE III - BENEFITS

         3.1      BENEFITS - IN GENERAL

                  All Participants and Beneficiaries selected by the Compensation Committee pursuant to Article II and whose benefits under the Employer's qualified plans are limited, directly or indirectly, by Sections 401(a)(17) and 415, and related sections of the Code, shall be eligible to receive benefits pursuant to the SERP. In no event shall a Participant or Beneficiary who is not entitled to benefits under the qualified plans be eligible for, or receive, benefits from the SERP.

         3.2      SERP BENEFITS

                  Normal Retirement Benefit

                  Upon attainment of Normal Retirement Age, a Participant shall be entitled to a monthly benefit equal to his SERP Benefit less the Offset Amount.

                  Early Retirement Benefit

                  Upon the Early Retirement of a Participant, such Participant shall be entitled to a monthly benefit equal to his SERP Benefit, reduced by the proration for length of participation, less the Offset Amount, further reduced by an early retirement reduction factor of 1/2 of 1% for each month prior to Normal Retirement Age.

                  The proration for length of participation is the number of completed years of participation (including fractional years) in the Plan divided by the total number of years (not including fractional years) from the date of participation to Normal Retirement Age, not-to-exceed 15 years.



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ARTICLE IV - VESTING

         4.1      VESTING - IN GENERAL

                  A Participant shall have a nonforfeitable interest in all benefits payable under the SERP.

ARTICLE V - DISTRIBUTION OF BENEFITS

         5.1      TIMING AND FORMS OF BENEFIT PAYMENT

                  The retirement benefit payable under Section 3.2 shall commence on the first day of the month following either Early Retirement or Normal Retirement as elected by the Participant, except as provided in Section 5.4.

                  The benefit provided under Section 3.2 shall be paid per the following distribution options, except as provided in Sections 5.2, 5.3 and 5.4.

                  - Installment payments over a period certain not-to-exceed 15 years

                  -        Lump sum

         5.2      ELECTIVE BENEFIT OPTIONS

                  Such election must be made by the Participant at least 120 days prior to the date benefits commence, otherwise such election will not be valid and any earlier timely election will be recognized. If no election is made, the Participant will receive his benefit in installment payments over a 15 year period. The participant may change his election from time to time as long as such election is made at least 120 days prior to the date benefits commence.

         5.3      DEATH BENEFITS OPTION

                  Notwithstanding the above, in the event of the death of the Participant, the following death benefits shall apply:

                  A. If the Participant had retired and was receiving SERP benefits in Installment Payments, then the designated Beneficiary will receive the present value of the balance of the annual installments, plus interest, over a period to be determined by the Employer, but which


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                           shall not exceed three years. An interest rate of
                           7.5% shall be used to determine these values.

                  B. If the Participant was either currently employed or had terminated employment, but his benefit had not commenced, then the designated Beneficiary shall receive the present value of the SERP benefits (assuming the participant had retired on the date of his death), plus interest, over a period to be determined by the Employer, but which shall not exceed three years. An interest rate of 7.5% shall be used to determine these values.

                  C. If the Participant had retired and was already paid a SERP benefit in a Lump Sum, then the designated Beneficiary is not entitled to any additional benefit under the SERP.

         5.4      Change in Control

                  Upon a Participant's termination of employment with Health Care REIT, Inc., either voluntarily or involuntarily for any reason, following a Change in Control, the Participant's benefit shall be calculated pursuant to this Section 5.4.

                  Change in Control Benefit for CEO

                  The CEO shall be entitled to receive his Normal Retirement Benefit unreduced for length of participation or the early retirement reduction.

                  Change in Control Benefit for Other Participants

                  The Participant shall be entitled to receive his Early Retirement Benefit as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of the participation proration with no early retirement reduction.

                  The benefit shall commence and be paid pursuant to the Participant's election to receive a lump sum or installments as provided under Sections 5.1 and 5.2, except that the Participant shall have the right to change his or her election within one hundred twenty (120) days of the Participant's termination of employment with Health Care REIT, Inc. following the Change in Control. If this special election is made, the benefit will commence on the first business day that is six (6) months after the Participant's termination of employment.


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         5.5      TAX WITHHOLDING

                  With respect to any benefit payments under the SERP, Health Care REIT, Inc. shall deduct all appropriate income tax withholdings; however, the Participant will be solely liable for any and all income taxes applicable on such benefit payments.

                  The benefits which accrue under the SERP are subject to FICA taxes (which include the Old-Age, Survivors and Disability Insurance tax and/or Medicare tax, as the case may be) which may become due before the benefits are actually paid as provided under Code Section 3121(v)(2) and related IRS regulations.

                  To ensure proper compliance with these regulations, Health Care REIT, Inc. will calculate the amount of FICA tax when it becomes due and notify the Participant of the amount of his or her share of such tax. Health Care REIT, Inc. will remit the entire tax to the IRS and arrange for the collection of the Participant's share of the tax from the Participant. The Participant will be solely liable for his or her share of FICA taxes on benefits accrued under the SERP.

                  With respect to any benefit payments under the SERP resulting from a Change in Control, Health Care REIT, Inc. shall pay without reimbursement from the Employee, all appropriate golden parachute excise tax withholdings and will be solely liable for any and all excise taxes applicable on such benefit payments.

         5.6      OTHER

                  Notwithstanding any other provisions of the SERP, if any amounts held in Trust are found, due to the creation or operation of Trust, in a final decision by a court of competent jurisdiction, or under a "determination" by the Internal Revenue Service in a closing agreement in audit or a final refund disposition (within the meaning of Section 1313(a) of Internal Revenue Code of 1986, as amended), to have been includable in the gross income of a Participant or Beneficiary prior to payment of such amounts from Trust, the trustee for the Trust shall, as soon as practicable, pay to such Participant or Beneficiary an amount equal to the amount determined to have been includable in gross income in such determination, and shall accordingly reduce the Participant's or Beneficiary's future benefits payable under the SERP by an equal amount. The trustee shall not make any distribution to a Participant or Beneficiary pursuant to this paragraph 5.6 unless it has


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                  received a copy of the written determination described above together with any legal opinion which it may request as to the applicability thereof.

ARTICLE VI - FUNDING

         6.1      UNFUNDED PLAN

                  Benefits under the SERP shall be paid from Health Care REIT, Inc.'s general assets. The SERP shall be administered as an unfunded plan which is maintained primarily for the purpose of providing deferred compensation "for a select group of management or highly compensated employees" as set forth in Sections 201(2), 301(3), and 401(a)(1) of ERISA, and is not intended to meet the qualification requirements of Section 401 of the Code. Any assets set aside by Health Care REIT, Inc. for the purpose of paying benefits under the SERP shall not be deemed to be the property of the Participant and shall be subject to claims of creditors of Health Care REIT, Inc. No participant or beneficiary shall have any claim against, right to, or security or other interest in, any fund, account or asset of Health Care REIT, Inc. from which any payment under the SERP may be made.

         6.2      RABBI TRUST

                  Health Care REIT, Inc. shall establish the Rabbi Trust and make contributions to it for the purpose of providing a source of funds to meet the liabilities of the SERP. Contributions to the Rabbi Trust shall be made by Health Care REIT, Inc. annually in an amount equal to the annual expense related to the SERP for the year required to be reported in Health Care REIT, Inc.'s financial statements under generally accepted accounting principles as determined by Health Care REIT, Inc.'s actuary. However, no contribution shall be required if the fair value of the assets in the Rabbi Trust at the beginning of the SERP's Plan Year exceeds the present value of all future payments under the SERP accrued at the beginning of the SERP Plan Year and calculated pursuant to the assumptions set forth in Section 1.1. Contributions to the Rabbi Trust shall be made no later than the last day of the Plan Year, to which they relate, but any year's contribution may be deferred up to two years in the event Health Care REIT, Inc. experiences extreme financial difficulty as determined by the Compensation Committee of the Board of Directors.

                  In the event of a Change in Control, Health Care REIT, Inc. shall be required to make additional contributions (if any) to the Rabbi Trust within 30 days of the date of the Change in Control and annually thereafter within 90 days after the end of each Plan Year, such that the fair value of the assets



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                  in the Rabbi Trust are sufficient to fund the present value of all future payments under the SERP accrued at the end of the Plan Year and calculated pursuant to the assumptions set forth in Section 1.1. Any assets set aside in the Rabbi Trust shall not be deemed to be the property of the Participant and shall be subject to claims of the creditors of Health Care REIT, Inc. No Participant or Beneficiary shall have any claim against, right to, or security or other interest in, any fund, account or asset of Health Care REIT, Inc. from which any payment under the SERP may be made.

ARTICLE VII - PLAN ADMINISTRATION

         7.1      GENERAL DUTY

                  The SERP shall be administered by the Compensation Committee. Members of the Compensation Committee shall be appointed by the Board of Directors and shall serve in such capacity until resignation or removal by the Board of Directors. It shall be the principal duty of the Compensation Committee to determine that the provisions of the SERP are carried out in accordance with its terms.

         7.2      COMPENSATION COMMITTEE'S GENERAL POWERS, RIGHTS AND DUTIES

                  The Compensation Committee shall have full power to administer the SERP in all of its details, subject to the applicable requirements of law. For this purpose, the Compensation Committee has the powers, rights and duties specifically stated in the SERP, including, but not limited to, the following powers, rights and duties:

                  (a) to determine all questions arising under the SERP, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the SERP, to interpret the SERP, and to remedy ambiguities, inconsistencies or omissions;

                  (b) to adopt such rules of procedure and regulations, including the establishment of any claims procedure that may be required by law, or as in its opinion may be necessary for the proper and efficient administration of the SERP and as are consistent with the SERP;

                  (c) to direct payments or distributions in accordance with the provisions of the SERP;


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                  (d)      to develop such information as may be required by it
                           for tax or other purposes as respects the SERP; and

                  (e) to employ agents, attorneys, accountants or other persons (who also may be employed by Health Care REIT, Inc.), and allocate or delegate to them such powers, rights and duties as the Compensation Committee may consider necessary or advisable to properly carry out the administration of the SERP.

                  The Compensation Committee's decision in any matter involving the interpretation and application of the SERP shall be final and binding. In the event the Compensation Committee is deciding any issue under the SERP which could affect the form or timing of the payment of deferred compensation under the SERP to a Participant who is a member of the Compensation Committee, then such member shall not vote or otherwise decide on such issue. All questions or interpretations shall be governed by the local laws of the state of Ohio unless specifically pre-empted by ERISA.

         7.3      INDEMNIFICATION OF ADMINISTRATOR

                  Health Care REIT, Inc. agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as a delegate or agent of the Compensation Committee (including any Employee or former Employee who is serving or formerly served as a delegate or agent of the Compensation Committee) against all liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claims approved by Health Care REIT, Inc.) occasioned by any act or omission to act in connection with the SERP, if such act or omission is or was in good faith.

         7.4      CLAIMS AND PROCEDURE

                  Any person claiming a benefit under the SERP shall present the request to the Compensation Committee in writing, which shall respond in writing as soon as may be feasible. If the claim is denied, the Compensation Committee's written notice of the denial shall state the reasons for the denial, with specific references to the relevant provisions of the SERP, a description of any additional information necessary, and an explanation of the review procedures available. Any person whose claim for benefits is denied may request review by written notice to the Compensation Committee. The Compensation Committee may, but shall not be required to grant the claimant a hearing. The decision on review shall be made by the Compensation Committee within 60 days, and the Compensation



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                  Committee shall provide a written report on its decision,
                  stating the reasons and the relevant provisions of the SERP. The Compensation Committee's decisions on review shall be final and shall bind all parties concerned.

         7.5      NO FIDUCIARY RELATIONSHIP

                  Nothing in the SERP document and no action taken pursuant to the provisions hereof shall be deemed to create a fiduciary relationship between any Employee, Participant or Beneficiary, any member of the Compensation Committee or any shareholder of Health Care REIT, Inc. Neither the Compensation Committee, its members nor Health Care REIT, Inc. shall have any liability for actions or omissions in the interpretation or administration of the SERP, unless those actions or omissions constitute willful wrongful acts or the absence of good faith.

ARTICLE VIII - AMENDMENT AND DISCONTINUANCE

         Health Care REIT, Inc. hereby reserves the right and power, by action of its Compensation Committee of the Board of Directors, to amend, suspend or terminate the SERP in whole or in part, at any time. However, in no event shall Health Care REIT, Inc. have the right to eliminate or reduce any benefit which has been vested or become nonforfeitable under the SERP, subject to Article IV hereof.

         In the event the SERP is terminated, the Compensation Committee of the Board of Directors may accelerate the payment of all benefits payable under the SERP without the consent of the affected Participants, their designated Beneficiaries or any other person claiming through a Participant. In such event, the present value of future payments accrued under Section 3.2 calculated pursuant to the same assumptions used to calculate Lump Sum distributions from the Pension Plan shall be paid to the Participant, or his Beneficiary, if applicable, in lieu of any future benefit payments under the SERP.

ARTICLE IX - GENERAL PROVISIONS

         9.1      EMPLOYMENT RIGHTS

                  The SERP does not constitute a contract of employment, and participation in the SERP will not give any Participant the right to be retained in the employ of Health Care REIT, Inc. nor any right or claim to any benefit

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                  under the SERP, unless such right or claim has specifically accrued under the terms of the SERP.

         9.2      INTERESTS NOT TRANSFERABLE

                  Except as may be required by law, including the income and employment tax withholding provisions of the Code, or of an applicable state's income tax act, the interests of Participants and their Beneficiaries under the SERP are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

                  Nothing herein shall be deemed to grant to any Employee, Participant or Beneficiary any ownership or equity interest in Health Care REIT, Inc. or any right or option to acquire any such interest. Any rights created under the SERP shall be unsecured contractual rights of Participants and their Beneficiaries.

         9.3      FACILITY OF PAYMENT

                  When a Participant entitled to benefits under the SERP is under a legal disability, or, in the Compensation Committee's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Compensation Committee may direct that the benefits to which such Participant otherwise would be entitled shall be made to such Participant's legal representative, or to such other person or persons as the Compensation Committee may direct the application of such benefits for the benefit of such Participant. Any payment made in accordance with the provisions of this Section shall be a full and complete discharge of any liability for such payment.

         9.4      GENDER AND NUMBER

                  Where the context permits, words denoting the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

         9.5      CONTROLLING STATE LAW

                  To the extent not superseded by the laws of the United States, the laws of the state of Ohio shall be controlling in all matters relating to the SERP.



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         9.6      SEVERABILITY

                  In case any provisions of the SERP shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the SERP, and the SERP shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the SERP.

         9.7      STATUTORY REFERENCES

                  All references to the Code and ERISA include reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         9.8      HEADINGS

                  Section headings and titles are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

         9.9      ACTION BY HEALTH CARE REIT, INC.

                  Any action to be performed by Health Care REIT, Inc. under the SERP shall be by resolution of its Compensation Committee, by a duly authorized committee of its Compensation Committee, or by a person or persons authorized by resolution of its Compensation Committee or by resolution of such committee.

Executed this 28th day of November, 2001.

                                            HEALTH CARE REIT, INC.

/S/RITA J. ROGGE                       By:/S/ERIN C. IBELE
----------------------------------        -------------------------------------
Witness




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